Exhibit 10.34

AMENDMENT NO. 5

TO

CNF INC.

DEFERRED COMPENSATION PLAN

1998 RESTATEMENT

CNF Inc. (formerly CNF Transportation Inc.) (the “Company”) maintains the Deferred Compensation Plan for Executives (as heretofore amended, the “Plan”) to allow executives of the Company and its affiliates to defer payment of short-term and long-term compensation.

The Company hereby amends the Plan as follows (capitalized terms used herein without definition have the meanings given to those terms in the Plan).

1.    Change in Definition of “Change in Control.”    The definition of the term “Change in Control” set forth in Section 1.10 of the Plan is amended in its entirety so as to read as follows:

“Change in Control” means the occurrence of an event described in any one of the following clauses (a) through (f):

(a)	any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or its affiliates, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its affiliates, and (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the common stock, par value $0.625 per share, of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding voting securities;

(b)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the

Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above), directly or indirectly, acquired 25% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates);

(d)	the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of assets having an aggregate book value at the time of such sale or disposition of more than 75% of the total book value of the Company’s assets on a consolidated basis (or any transaction having a similar effect), other than any such sale or disposition by the Company (including by way of spin-off or other distribution) to an entity, at least 50% of the combined voting power of the voting securities of which are owned immediately following such sale or disposition by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition;

(e)	there is consummated the sale or other disposition by the Company, however effected, of at least two of the three primary business units of the Company, whether in a single transaction or in a series of transactions occurring within an 18-month period, and whether or not one or both of such business units constitute part of a larger enterprise at the time of the sale or other disposition; provided, however, that this clause (e) shall apply only to Grantees who are employed by the Company and shall not apply to Grantees who are employed by the Company’s business units; and provided further, that the Board of Directors of the Company may, upon notice to the affected Grantees given at any time, terminate this clause (e) without the consent of such Grantees, except that any such notice shall not be effective to terminate this clause (e) if a Change in Control occurs pursuant to this clause (e) within ninety (90) days after such notice is given; or

(f)	there is consummated the sale or other disposition, however effected, of one of the primary business units of the Company, or the sale or other disposition by the Company, however effected, of the Emery Worldwide Airlines, Inc. business unit, whether or not such business unit constitutes part of a larger enterprise at the time of the sale or other disposition; provided, however, that this clause (f) shall apply only to Grantees (i) who, immediately prior to such sale or other disposition, were employed by the business unit that is sold or otherwise disposed of and (ii) who are not employed by the Company or any of its Subsidiaries immediately following such sale or other disposition.

As used in clauses (e) and (f) above:

(i)	“primary business units” means Con-Way Transportation Services, Inc., Emery Air Freight Corporation and Menlo Logistics, Inc., and

(ii)	a “sale or other disposition” of a business unit includes:

(A)	a sale by the Company of the then outstanding shares of capital stock of the business unit having more than 50% of the then existing voting power of all outstanding securities of the business unit, whether by merger, consolidation or otherwise;

(B)	the sale of all or substantially all of the assets of the business unit; and

(C)	any other transaction or course of action (including, without limitation, a spin-off or other distribution) engaged in, directly or indirectly, by the Company or the business unit that has a substantially similar effect as the transactions of the type referred to in clause (A) or (B) above;

it being the intent that a sale or other disposition of a business unit occurs even if (x) such business unit constitutes part of a larger enterprise at the time of the relevant sale or disposition transaction and (y) such sale or disposition transaction involves such larger enterprise (such as, by way of example and without limitation, when one or more business units are subsidiaries of a common parent and either (A) the common parent is spun-off or (B) there is consummated a sale of the stock or other equity interests in the common parent having more than 50% of the then existing voting power of all outstanding securities of the common parent).

The foregoing notwithstanding, (1) a sale or other disposition of a business unit shall not be deemed to have occurred for purposes of clauses (e) and (f) above (x) except in the case of a transaction described in clause (B) above, so long as the Company or any of its Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), individually or collectively, own the then outstanding shares of capital stock of the business unit having 50% or more of the then existing voting power of all outstanding securities of the business unit, or (y) in the event of the sale of shares of capital stock of the business unit (or the sale of shares or other equity interests in any parent company of such business unit) to any trustee or other fiduciary holding securities under an employee benefit plan of the Company, the business unit or any other Affiliate of the Company, and (2) a sale or other disposition of a business unit shall not be deemed to have occurred for purposes of clause (f) above in the event of the sale or distribution of shares of capital stock (including, without limitation, a spin-off) of the business unit to shareholders of the Company, or the sale of assets of the business unit to any corporation or other entity owned, directly or indirectly, by the shareholders of the Company, in either case in substantially the same proportions as their ownership of stock in the Company.

2.    Effective Date; No Other Amendments.    The effective date of this Amendment shall be December 4, 2001. Except as expressly amended hereby, the Plan remains in full force and effect.

CNF INC.

By:
Eberhard G.H. Schmoller Senior Vice President, General Counsel and Secretary
Executed: December 4, 2001

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